Table of Contents

Exhibit 10.1

EXECUTION COPY

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED WITH [*] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Goldman Sachs International | Peterborough Court | 133 Fleet Street | London EC4A 2BB | Tel: 020-7774-1000 | Telex: 887902 | Cable: GOLDSACHS LONDON | Registered in England No. 2263951 | Registered Office As Above | Authorized and Regulated by The Financial Services Authority

Opening Transaction

To:	CSN Madeira Lda.
A/C:	006946198 - CSN Madeira Lda.
From:	Goldman Sachs International
Re:	Share Swap Transactions
Ref. No:	As set forth in each Supplemental Confirmation
Date:	July 11, 2008

     This master confirmation (this “Master Confirmation”), dated as of July 11, 2008 is intended to set forth certain terms and provisions of one or more Transactions (each, a “Transaction”) entered into as of July 11, 2008 between Goldman Sachs International (“GSI”) and CSN Madeira Lda. (“Counterparty”), each pursuant to a separate Supplemental Confirmation in the form of Schedule A hereto (the “Supplemental Confirmation”) that shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation. This Master Confirmation, taken alone is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The additional terms of any particular Transaction shall be set forth in (i) a Supplemental Confirmation and (ii) a Trade Notification in the form of Schedule B hereto (the “Trade Notification”), which shall reference the Supplemental Confirmation and supplement, form a part of, and be subject to the Supplemental Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification together shall constitute a “Confirmation” as referred to in the ISDA Master Agreement specified below. Companhia Siderúrgica Nacional (the “Guarantor”) is entering into this Master Confirmation for the sole purpose of providing certain representations, warranties, covenants and indemnities for the benefit of GSI.

1. This Master Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern.

     This Master Confirmation, each Supplemental Confirmation and the related Trade Notification evidence a complete and binding agreement between GSI and Counterparty as to the terms of each Transaction to which this Master Confirmation relates. In addition, GSI and Counterparty agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form” or the “Agreement”) and the ISDA Credit Support Annex thereto (Bilateral Form—English law version) (the “Credit Support Annex”) with (i) termination and default provisions identical to the termination and default provisions as provided herein, (ii) other provisions substantially consistent with this Master Confirmation and (iii) with such modifications as GSI and Counterparty will in good faith agree. Upon the execution by GSI and Counterparty of such an Agreement or if such an Agreement or other form of ISDA Master Agreement has already been executed by GSI and Counterparty, this Master Confirmation will supplement, form a part of, and be subject to that agreement. Until GSI and Counterparty execute and deliver the Agreement, this Master Confirmation, each Supplemental Confirmation and the related Trade Notification, together with all other documents referring to the ISDA Form confirming transactions (each a “Transaction”) entered into between GSI and Counterparty (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement (which shall survive the termination of any Transaction) in the form of the ISDA Form and the Credit Support Annex as if GSI and Counterparty had executed an agreement in such form effective as of the Trade Date (but (A) without any Schedule except for (i) the election of Loss and Second Method, English law as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, (iii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first”, (iv) the elections set forth in Section 17 of this Master Confirmation, (v) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Counterparty and Credit Support Provider, with a “Threshold Amount” of USD 30 million and (A) the deletion of the word “aggregate” in the fifth and tenth lines of Section 5(a)(vi), (B) the addition of the words “for each such Specified Indebtedness” after the words “threshold amount (as specified in the schedule)” in the sixth line of section 5(a)(vi) and (C) replacement of “under such agreements or instruments” with “under any such agreement or instrument” in the eleventh line of Section 5(a)(vi), (vi) the election that the “Credit Event Upon Merger” provisions of Section 5(b)(iv) shall apply to GSI and Counterparty and the words “after taking into account any applicable Credit Support Documents provided following any such transaction” shall be added between the words “materially weaker” and “than that” in the sixth line of Section 5(b)(iv) and (vii) specifying the guaranty provided by Companhia Siderúrgica Nacional (the “Guarantor”) as a Credit Support Document and the Guarantor as the Credit Support Provider in relation to Counterparty as set forth below, (B) with (i) GSI being the sole Transferee and (ii) Counterparty being the sole Transferor under the Credit Support Annex and (C) with Paragraph 11 of the Credit Support Annex containing the modifications and the elections set forth below). For the avoidance of doubt all payments under each Transaction are in US Dollars and based on US Dollars. It shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and all Transactions as the Affected Transactions if the Agreement contemplated in the second sentence of this paragraph (including, for the avoidance of doubt, a Schedule and Credit Support Annex) is not executed by the parties prior to the 120th calendar day following the Trade Date of the first Transaction executed under this Master Confirmation.

     All provisions contained in, or incorporated by reference to, the Agreement will govern this Master Confirmation, each Supplemental Confirmation and the related Trade Notification except as expressly modified herein. In the event of any inconsistency between this Master Confirmation, any Supplemental Confirmation, any Trade Notification and the Definitions or the Agreement, as the case may be, the following will prevail in the order of precedence indicated (i) the Trade Notification, (ii) the Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Agreement and (v) the Definitions.

2. Each Transaction constitutes a Swap Transaction for purposes of the 2006 Definitions and a Share Swap Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation and Trade Notification relating to any Transaction, shall govern such Transaction.

General Terms:

Trade Date: For each Transaction, as set forth in the related Supplemental Confirmation.

Effective Date: For each Transaction, subject to the prior transfer of the Independent Amount for such Transaction, the Trade Date for such Transaction.

Termination Date: The final Cash Settlement Payment Date.

Shares: American Depositary Shares (evidenced by American Depositary Receipts) each representing one common share with no par value of the Guarantor (Ticker: “SID”) Cusip 20440W105.

Exchange: New York Stock Exchange

Related Exchange(s): All Exchanges

Initial Hedge:

Hedge Period: For each Transaction, the period of [*] consecutive Exchange Business Days from and including the Effective Date, subject to postponement as provided in “Hedging Disruption” below.

Hedge Period Reference Price: For each Transaction, as set forth in the related Trade Notification, to be (i) the arithmetic mean of the Hedge Period VWAP Prices for the Exchange Business Days in the Hedge Period for such Transaction, subject to “Hedging Disruption” below plus (ii) USD0.02.

Hedge Period VWAP Price: For any Exchange Business Day, as determined by the Calculation Agent based on the “New York” 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “SID.N <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, such Hedge Period VWAP Price shall be as reasonably determined by the Calculation Agent. For purposes of calculating the Hedge Period VWAP Price, the Calculation Agent will include only those trades that are reported during the period of time during which Guarantor could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such trades, “Rule 10b-18 eligible transactions”).

Market Disruption Event: The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period or Averaging Period” after the word “material,” in the third line thereof.

Early Closure: The definition of “Early Closure” in Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Hedging Disruption: Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs in the Hedge Period for any Transaction, the Calculation Agent may, in its good faith and commercially reasonable discretion, postpone the completion of the Hedge Period for such Transaction. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided in Section 6 (“Regulatory Disruption”) below), the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the Hedge Period VWAP Price for such Disrupted Day shall not be included for purposes of determining the Hedge Period Reference Price for such Transaction or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the Hedge Period VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and the Hedge Period Reference Price for such Transaction shall be determined using the weighted average of the Hedge Period VWAP Prices for the relevant Exchange Business Days during the Hedge Period for such Transaction (with the weighting of the Hedge Period VWAP Price for the Hedge Period being only to account for such disruption for the purposes of calculating such weighted average) instead of using the arithmetic mean, with such determinations based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.

If a Disrupted Day occurs during the Hedge Period for any Transaction and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such ninth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the Hedge Period VWAP Price for such ninth Scheduled Trading Day using its good faith estimate of the value of the Shares on such ninth Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate.

Equity Amounts Payable:

Equity Amount Payer: GSI

Number of Shares: For each Transaction as set forth in the Supplemental Confirmation.

Equity Notional Amount: For each Transaction, as set forth in the related Trade Notification, to be the Number of Shares for such Transaction multiplied by the Hedge Period Reference Price for such Transaction; provided, however, that on any day prior to the end of the Hedge Period, the Equity Notional Amount shall equal the product of (x) the Number of Shares multiplied by the quotient of (i) the Number of Exchange Business Days during the Hedge Period up to and including such day divided by (ii) the number of Exchange Business Days in the entire Hedge Period and (y) the arithmetic mean of the Hedge Period VWAP Prices for the Exchange Business Days elapsed during the Hedge Period; provided further that, for purposes of determining the Notional Amount, on each day during the Averaging Period, the Equity Notional Amount shall equal the product of (x) the Number of Shares, (y) the quotient of (i) the number of Exchange Business Days in the Averaging Period following such day divided by (ii) the number of Exchange Business Days in the Averaging Period and (z) the Initial Price.

Equity Notional Reset: Not Applicable

Cash Settlement Payment Date for Equity Amount: For each Transaction, three Currency Business Days after the Final Valuation Date for such Transaction only.

Final Valuation Date: For each Transaction, the last Exchange Business Day of the Averaging Period for such Transaction (as such Averaging Period may be postponed following the postponement of the Averaging Period Start Date by GSI as set forth below).

Type of Return: Total Return

Initial Price: For each Transaction, the Hedge Period Reference Price for such Transaction.

Final Price: For each Transaction, (i) the arithmetic mean of the VWAP Prices for the Exchange Business Days in the Averaging Period for such Transaction, subject to “Valuation Disruption” below and Section 10 below minus (ii) USD0.02.

VWAP Price: For any Exchange Business Day, as determined by the Calculation Agent based on the “New York” Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “SID.N <Equity> AQR” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, such VWAP Price shall be as reasonably determined by the Calculation Agent.

Valuation Time: The Valuation Time shall be the time as determined by the Calculation Agent in its sole discretion.

Valuation Disruption: Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs in the Averaging Period for any Transaction, the Calculation Agent may, in its good faith and commercially reasonable discretion, postpone the Final Valuation Date for such Transaction. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided in Section 6 (“Regulatory Disruption”) below), the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Final Price for such Transaction or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent and the Final Price for such Transaction shall be determined using the weighted average of the VWAP Prices for the relevant Exchange Business Days during such Averaging Period for such Transaction (with the weighting of the VWAP Price for the Averaging Period being only to account for such disruption for the purposes of calculating such weighted average) instead of using the arithmetic mean, with such determinations based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares. Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.

If a Disrupted Day occurs during the Averaging Period for any Transaction and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such ninth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the VWAP Price for such ninth Scheduled Trading Day using its good faith estimate of the value of the Shares on such ninth Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate.

Averaging Period: For each Transaction, the [*] Exchange Business Days during the period beginning on, and including, the Averaging Period Start Date for such Transaction, subject to Section 10 below.

Averaging Period Start Date: For each Transaction, as set forth in the related Supplemental Confirmation.

Floating Amounts Payable:

Floating Amount Payer: Counterparty

Notional Amount: For each Transaction, the Equity Notional Amount for such Transaction.

Payment Dates for Floating

Amount Payer: For each Transaction, three Currency Business Days after each Valuation Date for such Transaction.

Valuation Date(s): For each Transaction, (i) each [*], [*], [*] and [*] of each year commencing on the first such date that follows the Effective Date of such Transaction and prior to the Final Valuation Date for such Transaction and (ii) the Final Valuation Date for such Transaction.

Floating Rate Option: USD-LIBOR-BBA

Designated Maturity: 3 months

Spread: 0.75% per annum

Floating Rate Day Count Fraction: Actual/360

Reset Date(s): The first day of each Calculation Period

Business Days: New York

Business Day Convention: Modified Following

Settlement Terms:

Cash Settlement: Applicable

Settlement Currency: USD

Dividends:

Dividend Period: Second Period

Dividend Amount: For any Cash Dividend, the Cash Dividend Amount for such Cash Dividend multiplied by the aggregate Number of Shares for all outstanding Transactions hereunder; provided that, for any Cash Dividend with an ex-dividend date during the Hedge Period for any Transaction the “Number of Shares” for such Transaction used for purposes of calculating the Dividend Amount shall be equal to the product of (i) the Number of Shares for such Transaction without giving effect to this proviso, and (ii) the quotient of (A) the number of days elapsed in the Hedge Period for such Transaction to but excluding such ex-dividend date divided by (B) the scheduled number of days in the Hedge Period for such Transaction; and provided further that, for any Cash Dividend with an ex-dividend date during the Averaging Period for any Transaction, the “Number of Shares” for such Transaction used for purposes of calculating the Dividend Amount shall be equal to the product of (i) the Number of Shares for such Transaction without giving effect to this further proviso, and (ii) the quotient of (A) the number of days remaining in the Averaging Period for such Transaction from but including such ex-dividend date divided by (B) the scheduled number of days in the Averaging Period for such Transaction.

Cash Dividend Amount: For any Cash Dividend, the per Share amount of any Cash Dividend, net of any deduction or withholding for or on account of any taxes, duties, assessments, fees or other governmental charges at the source by or on behalf of any applicable authority having power to tax in respect of such a cash dividend or distribution and shall exclude any imputation or other credits, refunds or deductions granted by any applicable authority having power to tax in respect of such dividend and any taxes, credits, refunds or benefits imposed, withheld, assessed or levied thereon (as determined by the Calculation Agent).

Cash Dividend: Any cash dividend, distribution or interest on own capital (juros sobre capital próprio) on the Shares with an ex-dividend date occurring in any Dividend Period for any Transaction occurring (in whole or in part) during the period commencing on, and including, the first day of the Hedge Period for such Transaction and ending on, and including, the Final Valuation Date for such Transaction.

Obligations in Respect of Dividend Amounts: On the third Exchange Business Day immediately following the payment date for any Cash Dividend GSI shall transfer an amount in USD equal to the Dividend Amount for such Cash Dividend as Eligible Credit Support in favor of GSI. For the avoidance of doubt (i) only one transfer in accordance with the above shall be made for all outstanding Transactions with respect to any Cash Dividend and (ii) to the extent the Credit Support Balance exceeds the Credit Support Amount after transfer of such Dividend Amount in favor of GSI, GSI shall transfer to Counterparty the corresponding Return Amount on or promptly following the date of transfer of such Dividend Amount if such Return Amount equals or exceeds the Minimum Transfer Amount.

Net Amount: All payments to be made by each of the parties hereto to the other party under each Transaction will be made after any deduction or withholding for or on account of any taxes, duties, assessments, fees or other governmental charges and shall exclude any imputation or other credits, refunds or deductions granted by any applicable authority having power to tax in respect of such dividend and any taxes, credits, refunds or benefits imposed, withheld, assessed or levied thereon.

Re-investment of Dividends: Not Applicable

Share Adjustments:

Potential Adjustment Event: It shall constitute an additional Potential Adjustment Event if the completion of the Hedging Period or the Scheduled Termination Date for any Transaction is postponed pursuant to “Hedging Disruption” or “Valuation Disruption” above, in which case the Calculation Agent may, in its commercially reasonable discretion, adjust any relevant terms of such Transaction as necessary to preserve as nearly as practicable the fair value of such Transaction to GSI prior to such postponement. The first Internal Reorganization as defined below under “Merger Event” following July 11, 2008 shall constitute an additional Potential Adjustment Event.

Dividend: For any Dividend Period, any dividend or distribution on the Shares with an ex-dividend date occurring during such Dividend Period (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions).

Extraordinary Dividend: Any Dividend

Method of Adjustment: Calculation Agent Adjustment; provided that Section 11.2(c) of the Equity Definitions is hereby amended by deleting the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in expected non-cash dividends or liquidity relative to the relevant Shares)”.

Extraordinary Events:

Consequences of Merger Events:

Merger Event: Section 12.1(b) of the Equity Definitions is hereby amended by appending the following at the end thereof:

“; provided that Internal Reorganization shall not constitute a Merger Event. “Internal Reorganization” means a the first Merger Event following July 11, 2008 where (u) the resulting, surviving or transferee entity or person (the “New Issuer”) (1) is a Brazilian Corporation and (2) was immediately prior to such event an affiliate of the Underlying Share Issuer, (v) the consideration for the relevant Shares consists solely of New Shares that are listed on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors) and the consideration for the relevant Underlying Shares consists solely of New Shares that are issued by the New Issuer and that are listed on BOVESPA (or its successor), (w) the percentage of total outstanding New Shares and of the total voting power held by affiliates of the New Issuer immediately after the effective date of the Internal Reorganization will not be greater than 115% of the percentage of total outstanding Shares and 115% of the total voting power, respectively, held by affiliates of the Underlying Share Issuer immediately prior to such effective date, (x) the consolidated assets and liabilities of the New Issuer are substantially unchanged as compared to the consolidated assets and liabilities of the Underlying Share Issuer immediately prior to such event (for the avoidance of doubt, “substantially unchanged” shall mean that not less than 95% of the total assets and not less than 95% of the total liabilities remain the same), (y) the New Issuer assumes the Guarantee and the rights of GSI thereunder will not be adversely affected as a result of such an assignment and (z) a senior officer of the New Issuer delivers a duly executed Solvency Certificate, substantially in the form of Annex A to the Confirmation, to GSI on the Merger Date.”

 Share-for-Share: Modified Calculation Agent Adjustment

Share-for-Other: Cancellation and Payment

Share-for-Combined: Component Adjustment

Determining Party: GSI

Tender Offer: Applicable; provided that (i) Section 12.1(l) of the Equity Definitions shall be amended (x) by deleting the parenthetical in the fifth line thereof, (y) by replacing “that” in the fifth line thereof with “whether or not such announcement” and (z) by adding immediately after the words “Tender Offer” in the fifth line thereof “, and any publicly announced change or amendment to such an announcement (including the announcement of an abandonment of such intention)” and (ii) Sections 12.3(a) and 12.3(d) of the Equity Definitions shall each be amended by replacing each occurrence of the words “Tender Offer Date” by “Announcement Date.”

Consequences of Tender Offers:

Share-for-Share: Modified Calculation Agent Adjustment or, only in the case of “Tender Offers” relating to 20% or more of the outstanding voting shares of the Issuer, Cancellation and Payment, at the election of GSI

Share-for-Other: Modified Calculation Agent Adjustment or, only in the case of “Tender Offers” relating to 20% or more of the outstanding voting shares of the Issuer, Cancellation and Payment, at the election of GSI

Share-for-Combined: Modified Calculation Agent Adjustment or, only in the case of “Tender Offers” relating to 20% or more of the outstanding voting shares of the Issuer, Cancellation and Payment, at the election of GSI

Determining Party: GSI

Composition of Combined Consideration: Not Applicable; provided that notwithstanding Sections 12.1(f) and 12.5(b) of the Equity Definitions, to the extent that the composition of the consideration for the relevant Shares pursuant to a Tender Offer or Merger Event could be determined by a holder of the Shares, the Calculation Agent will, in its sole discretion, determine such composition.

Nationalization, Insolvency or Delisting: Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Determining Party: GSI

Additional Disruption Events:

(a) Change in Law: Applicable; provided that the occurrence of an event contemplated in Section 12.9(a)(ii)(Y) shall constitute an “Increased Cost of Hedging” in lieu of a “Change in Law.”

(b) Failure to Deliver: Not Applicable

(c) Insolvency Filing: Applicable

(d) Hedging Disruption: Applicable

(e) Loss of Stock Borrow: Not Applicable

(f) Increased Cost of Stock Borrow: Not Applicable

(g) Increased Cost of Hedging: Applicable

Determining Party: GSI

Additional Termination Event(s) Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, the Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with such terminated Transaction (or portion thereof) being the Affected Transaction and Counterparty being the sole Affected Party and GSI being the party entitled to designate an Early Termination Date) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction.

Price Trigger Events and Ratings Decline Event: If a Price Trigger Event or a Ratings Decline Event shall occur, then (i) Counterparty shall transfer, no later than by 5:00 p.m. New York City time on the Exchange Business Day immediately following the day on which such Price Trigger Event or Ratings Decline Event, as applicable, occurs (the “Trigger Collateral Deadline”), an amount equal to 10% of the Equity Notional Amount as Eligible Credit Support in favor of GSI (the “Trigger Collateral”) as set forth under “Independent Amount” below and (ii) if Counterparty fails to so transfer the Trigger Collateral by the Trigger Collateral Deadline, such failure will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions as the Affected Transactions.

“Price Trigger Event” means that on any day during the period commencing on, and including, the first day after the Hedge Period to, and including, the final day of the Averaging Period, the price per share at any time on such day is less than 50% of the Initial Price.

“Ratings Decline Event” means that Guarantor’s long-term, senior, unsecured debt obligations (A) are assigned a rating below BB- by Standard & Poor’s Corporation or any successor rating agency thereof (“S&P”) or below B1 by Moody’s Investor Services, Inc. or any successor rating agency thereof (“Moody’s”) or (B) cease to be assigned a rating by either S&P or Moody’s.

Non-Reliance: Applicable

Agreements and Acknowledgements

Regarding Hedging Activities: Applicable

Additional Acknowledgements: Applicable

Transfer: Notwithstanding anything to the contrary in the Agreement, GSI may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GSI under any Transaction, in whole or in part, to an affiliate of GSI the obligations of which under such Transaction are guaranteed by The Goldman Sachs Group, Inc. without the consent of Counterparty; provided that

(A) Counterparty will not, as a result of such transfer or assignment, be required on any payment date (1) to pay the transferee an amount under Section 2(d)(i)(4) of the Agreement greater than the amount that Counterparty would have been required to pay to GSI in the absence of such transfer and assignment or (2) to receive from the transferee any payment from which an amount has been deducted or withheld in respect of any Tax resulting in the net amount actually received by Counterparty being less than the amount Counterparty would have received from GSI in the absence of such transfer or assignment;

(B) An Event of Default, Potential Event of Default, Termination Event or Extraordinary Event will not occur as a result of such transfer and assignment; and

(C) Without limiting the generality of clause (A), GSI shall cause the transferee to make such Payee Tax Representations and each party shall provide such tax documentation as may be reasonably requested by the other party to permit each party to determine that results described in clause (A) will not occur upon or after such transfer and assignment.

GSI Payment Instructions: To be provided by GSI

Counterparty Payment Instructions: To be provided by Counterparty

Calculation Agent: GSI

3. Additional Mutual Representation, Warranty and Covenant of Counterparty, GSI and Guarantor. Each of Counterparty, GSI and Guarantor acknowledges and agrees that:

a. The offer and sale of each Transaction has occurred outside of the United States within the meaning of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

b. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

4. Additional Representations, Warranties and Covenants of Counterparty and Guarantor. In addition to the representations, warranties and covenants in the Agreement, each of Counterparty and Guarantor represents and warrants jointly and severally to GSI that:

a. The purchase or writing of each Transaction and the transactions contemplated hereby will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act, nor any Portuguese Securities Market Commission (Comissão do Mercado dos Valores Mobiliários) or Brazilian Securities Commission regulations (it being understood that Counterparty makes no representation in respect of any action taken by GSI or its affiliates).

b. It is not entering into each Transaction (i) on the basis of, and is not aware of, any material non-public information with respect to the Shares, (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer or (iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

c. As of the date hereof the Guarantor is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 20-F, together with all reports subsequently filed by it pursuant to the Exchange Act and pursuant to Portuguese Securities Market Commission (Comissão do Mercado dos Valores Mobiliários) or Brazilian Securities Commission regulations, taken together and as amended and supplemented to the date of this representation, do not, and, as of their respective filing dates, did not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Counterparty and Guarantor agree to make any specific disclosure about any Transaction as may be required in compliance with its reporting obligations under the Exchange Act and to include in any such disclosure reference to the fact that the Transactions are equity swaps referring to Shares.

d. The Shares are not, and Guarantor will cause the Shares not to be, subject to a “restricted period” (as defined in Regulation M promulgated under the Exchange Act) at any time during the Hedge Period for any Transaction.

e. Without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that neither GSI nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including FASB Statements 128, 133 as amended, or 149, 150, EITF 00-19, 01-6, 03-6 or 07-5 (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project.

f. Guarantor shall report each Transaction as required under Regulation S-K under the Exchange Act and under Section 13(a) of the Exchange Act.

g. Counterparty is not on each Trade Date, and during the term of each Transaction will not become, a Regulation X Entity. For this purpose “Regulation X Entity” means a United States person or foreign persons controlled by or acting on behalf of or in conjunction with United States persons who obtain credit outside the United States to purchase or carry United States securities, or within the United States to purchase or carry any securities (in each case as defined in Regulation X (as supplemented or amended from time to time), issued by the Board of Governors of the Federal Reserve System, United States 12 C.F.R. Part 224.

h. As of each Trade Date and each Cash Settlement Payment Date for each Transaction, as the case may be, each of the Counterparty and Guarantor is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)). Counterparty shall deliver to GSI a duly executed solvency certificate substantially in the form of Annex A hereto on the date hereof.

i. As of each Trade Date and each Cash Settlement Payment Date for each Transaction, as the case may be, the Counterparty is not in an “insolvency situation” (as such expression is defined under article 3 of the Portuguese insolvency and recovery code, approved by the Decree-Law no. 53/2004 of 18 March - the “Portuguese Insolvency and Recovery Code”) and has not gone into insolvency, in or out-of-court reorganization or any other procedure which might potentially affect the enforcement of creditors’ rights, pursuant to the Portuguese Insolvency and Recovery Code or to Council regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

j. As of each Trade Date and each Cash Settlement Payment Date, as the case may be, the Guarantor has not gone into bankruptcy, in or out-of-court reorganization or insolvency or any other procedure generally affecting the enforcement of creditors’ rights, pursuant to Brazilian law No. 11,101, dated February 9, 2005.

k. This Transaction has been duly authorized and approved by the Guarantor’s Board of Directors and by the Counterparty’s General Shareholders Meeting.

l. Each of Counterparty and Guarantor is not and, after giving effect to this Transaction, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

m. As a condition to the effectiveness of the first Transaction hereunder, Counterparty and Guarantor shall deliver to GSI (i) an opinion of their Portuguese counsel and (ii) an opinion of their Brazilian counsel, each dated as of the Trade Date for such Transaction and reasonably acceptable to GSI in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and such other matters as GSI may reasonably request.

n. The central management and control of Counterparty is located in Portugal (in Madeira - Funchal) and Counterparty has its centre of main interests in Portugal (in Madeira - Funchal) as the Counterparty conducts the administration of its interests in Portugal (in Madeira - Funchal) on a regular basis in a way ascertainable by third-parties.

o. Counterparty and Guarantor have provided GSI with accurate copies of resolutions authorizing these Transactions, as adopted respectively by the general meeting of shareholders of the Counterparty and by the board of directors of the Guarantor, which have been duly adopted and remain in effect on the date hereof.

5. Regulatory Disruption. In the event that GSI concludes, in its good faith and reasonable discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GSI as generally applicable to its corporate equity derivatives business), for it to refrain from purchasing or selling Shares on any Scheduled Trading Day or Days during the Hedge Period, the Averaging Period for any Transaction GSI may by written notice to Counterparty elect to deem that a Market Disruption Event has occurred and will be continuing on such Scheduled Trading Day or Days.

6. 10b5-1 Plan. Each of Counterparty and Guarantor represents, warrants and covenants to GSI that:

a. It is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. It acknowledges that it is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

b. It will not seek to control or influence GSI’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under each Transaction entered into under this Master Confirmation, including, without limitation, GSI’s decision to enter into any hedging transactions. It further represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.

c. It acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation, any Supplemental Confirmation or any Trade Notification must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) and any applicable laws and regulations including, but not limited to, regulations issued by the Brazilian Securities Commission. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 or any applicable laws and regulations including, but not limited to, regulations issued by the Brazilian Securities Commission, and no such amendment, modification or waiver shall be made at any time at which Counterparty or Guarantor is aware of any material non-public information regarding Counterparty, Guarantor or the Shares.

7. Guarantor Purchases. Guarantor (or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall not, without the prior written consent of GSI, directly or indirectly purchase any Shares (including by means of a derivative instrument), listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Hedge Period for any Transaction, except through GSI or except for the purchases of the common shares of the Guarantor underlying the Shares effected on BOVESPA in compliance with applicable laws and regulations including but not limited to regulations issued by the Brazilian Securities Commission.

8. Special Provision for Merger Events. Notwithstanding anything to the contrary herein or in the Equity Definitions upon the occurrence of any public announcement of any Merger Event or potential Merger Event GSI in its sole discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Final Valuation Date for such Transaction as necessary to preserve as nearly as practicable the fair value of such Transaction to GSI, and/or suspend or extend the Hedge Period or Averaging Period for such Transaction or (ii) treat the occurrence of any such public announcement as an Additional Termination Event with Counterparty as the sole Affected Party and all Transactions hereunder as the Affected Transactions and with the amount under Section 6(e) of the Agreement; provided that in the event GSI makes any adjustment to the terms of any Transaction pursuant to clause (i) above, then upon any public announcement by Counterparty that such Merger Event has been abandoned GSI shall make or reverse adjustments to the terms of such Transaction on account of such abandonment to preserve the fair value of such Transaction to GSI; provided further, however that such readjustment should be made based on market inputs at the time of such readjustment.

9. Acknowledgments. a. The parties hereto intend for:

i. each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code and a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 555, 556, 560 and 561 of the Bankruptcy Code;

ii. the Agreement to be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;

iii. a party’s right to liquidate, terminate or accelerate each Transaction, net out or offset termination values or payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of each Transaction to constitute a “contractual right” (as defined in the Bankruptcy Code); and

iv. all payments for, under or in connection with each Transaction, all payments for the Shares (including, for the avoidance of doubt, payment of the Initial Purchase Price) and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code).

b. Each of Counterparty and Guarantor acknowledges that:

i. during the term of any Transaction, GSI and its affiliates may buy or sell Shares, Underlying Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

ii. GSI and its affiliates may also be active in the market for the Shares or Underlying Shares other than in connection with hedging activities in relation to each Transaction;

iii. GSI shall make its own determination as to whether, when or in what manner any hedging or market activities in Guarantor’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Hedge Period Reference Price and the Final Price for each Transaction;

iv. any market activities of GSI and its affiliates with respect to the Shares may affect the market price and volatility of the Shares or Underlying Shares, as well as the Final Price and Hedge Period Reference Price for each Transaction, each in a manner that may be adverse to Counterparty and Guarantor; and

v. each Transaction is a derivatives transaction in which it has granted GSI an option; GSI may purchase or sell shares for its own account at an average price that may be greater than, or less than, the Final Price under the terms of such Transaction.

10. Disposition of Hedge Shares. With respect to the Shares (the “Hedge Shares”) acquired by GSI or one of its affiliates for the purpose of hedging its obligations pursuant to the Transactions, Guarantor hereby agrees upon GSI’s request to use this Section 10 for any such Hedge Shares to take such actions as described in clause (i), (iii) or (iv) below (at its election) no later than on the 5th Scheduled Trading Day prior to the commencement of the Averaging Period for any Transaction, unless (x) the undertaking of such actions as described in clause (i), (iii) or (iv) below by Guarantor is waived by GSI at the request of Guarantor (which request may be oral and confirmed in writing) prior to such date in which case GSI may choose in its sole discretion (ii) or (v) below or (y) the Guarantor fails to provide the opinions, representations, indemnities, certificates and such other documentation as may be reasonably satisfactory to GSI in accordance with such clause (i), (iii) or (iv) below, as applicable, in which case (A) if Guarantor elected clause (i) below then GSI may choose in its sole discretion that clause (ii), (iii) or (v) below, or if agreed to by Guarantor, clause (iv) below shall apply, (B) if Guarantor elected clause (iii) below then GSI may choose in its sole discretion that clause (ii) or (v) below, or if agreed to by Guarantor and at its election, clause (i) or (iv) below shall apply or (C) if Guarantor elected clause (iv) below then GSI may choose in its sole discretion that clause (ii) or (v) below, or if agreed to by Guarantor and at its election, clause (i) or (iii) below shall apply:

(i) in order to allow GSI to sell the Hedge Shares in a registered offering, make available to GSI for the entire Averaging Period an effective registration statement under the Securities Act and the corresponding prospectus to cover the resale of such Hedge Shares and (A) enter into an agreement, in form and substance satisfactory to GSI, substantially in the form of an underwriting agreement for a registered offering, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (C) provide disclosure opinions of nationally recognized outside counsel to Guarantor reasonably acceptable to GSI, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (E) afford GSI or one of its affiliates a reasonable opportunity to conduct a “due diligence” investigation with respect to Guarantor customary in scope for underwritten offerings of equity securities; provided, however, that if GSI, in its sole commercially reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then GSI may, in its sole discretion, elect to delay the Averaging Period Start Date by up to 30 Exchange Business Days and if GSI does not so elect to delay the Averaging Period Start Date or after GSI has elected to delay the Averaging Period Start Date Counterparty is unable to satisfy the foregoing conditions, then clause (ii), (iii) or clause (v), or if agreed by to by Counterparty, clause (iv) of this Section 10 shall apply at the election of GSI; and provided further that if an effective registration statement under the Securities Act and the corresponding prospectus covering the Hedge Shares are not available to GSI during the entire Averaging Period then (1) GSI may elect for clause (ii), (iii) or clause (v), or if agreed to by Counterparty, clause (iv) of this Section 10 shall apply along with the corresponding adjustments described below with respect to any remaining Hedge Shares or (2) GSI may elect to suspend the Averaging Period for such period when the registration statement and prospectus were not available, in which case GSI shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to reflect such suspension, including without limitation, adjustments to the Averaging Period and the Final Price and any other adjustment to compensate GSI for funding or other costs, expenses or losses incurred by GSI.

(ii) in order to allow GSI to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to GSI, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to GSI, due diligence rights (for GSI or any designated buyer of the Hedge Shares from GSI), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to GSI (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to reflect such private placement, including, without limitation, adjustments to the Averaging Period and the Final Price (which may be based on the price at which the sales of the Hedge Shares in the private placement are effected) and any other adjustment to compensate GSI for funding or other costs, expenses or losses and any price discount, in each case incurred by GSI on the sale of the Hedge Shares in a private placement);

(iii) in order to allow GSI to sell the Underlying Shares in accordance with Rule 903 of Regulation S under the Securities Act, as if GSI were engaged in a primary distribution of such Underlying Shares for the account of Counterparty, Counterparty will facilitate the exchange of the Hedge Shares for the Underlying Shares and will indemnify GSI for all losses, costs and expenses incurred by it as a result of or in connection with such an exchange, including, without limitation, any fees under the Share depositary facility, foreign exchange related losses, costs and expenses, taxes, duties, assessments, fees or other governmental charges (excluding imputation or other credits, refunds or deductions) and any other administrative costs and expenses and will, if so requested by GSI in its sole commercially reasonable discretion, (A) enter into an agreement customary for sales of equity securities in accordance with Rule 903 of Regulation S under the Securities Act, in form and substance satisfactory to GSI, including customary representations, covenants, and indemnities, all reasonably acceptable to GSI and, if deemed necessary by GSI to comply with Regulation S, appropriate restrictions on the Depositary, Depositary Agreement and Underlying Shares, (B) provide accountant’s “comfort” letters in customary form for sales of equity securities in accordance with Rule 903 of Regulation S under the Securities Act, (C) provide disclosure opinions of nationally recognized outside counsel to Guarantor reasonably acceptable to GSI, (D) provide other customary opinions, certificates and closing documents customary in form for sales of equity securities in accordance with Rule 903 of Regulation S under the Securities Act and (E) afford GSI or one of its affiliates a reasonable opportunity to conduct a “due diligence” investigation with respect to Guarantor customary in scope for sales of equity securities in accordance with Rule 903 of Regulation S under the Securities Act (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to reflect such placement, including, without limitation, adjustments to the Averaging Period and the Final Price (which may be based on the price or prices at which the sales of the Underlying Shares in accordance with Rule 903 of Regulation S under the Securities Act are effected) and any other adjustments to compensate GSI for funding or other costs, expenses or losses and any price discount, in each case incurred by GSI on the sale of the Underlying Shares in a Rule 903 of Regulation S under Securities Act compliant sale;

(iv) purchase the Hedge Shares from GSI at the VWAP Price on such Exchange Business Days, and in the amounts, requested by GSI, and provide opinions, representations, indemnities, certificates and such other documentation as may be reasonably satisfactory to GSI; or

(v) settle the Transactions at a Final Price determined by GSI (the “Bid Price”), in which case GSI may elect not to sell such Hedge Shares; provided that if, no later than the Exchange Business Day immediately following the date on which GSI informs Counterparty of the Bid Price, Counterparty procures a firm commitment bid from a nationally recognized securities dealer acceptable to GSI to purchase the Hedge Shares from GSI at a price per Share greater than the Bid Price based on such documentation, representations and agreements (including any indemnities requested by GSI) reasonably acceptable to GSI, the Final Price shall be, upon settlement of such purchase, such firm commitment bid price (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to reflect such Final Price, including, without limitation, adjustments to the Averaging Period and any other adjustment to compensate GSI for funding or other costs, expenses or losses and any price discount, in each case incurred by GSI on such sale of the Hedge Shares).

11. Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating Loss pursuant to Section 6 of the Agreement GSI may (but need not) determine losses without reference to actual losses incurred but based on expected losses assuming a commercially reasonable (including without limitation with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss to avoid awaiting the delay associated with closing out any hedge or related trading position in a commercially reasonable manner prior to or sooner following the designation of an Early Termination Date. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective.

12. Collateral. The parties hereto acknowledge and agree that each Transaction is subject to the conditional contractual obligation in accordance with the Credit Support Annex with such modifications to Paragraph 11 of the Credit Support Annex as provided herein in Exhibit B. For purposes of the Credit Support Annex, all references to the “Transferee” will mean GSI.

13. Credit Support Document. With respect to the Agreement, Counterparty, Guarantor and GSI agree as follows:

(a) Credit Support Document. Details of any Credit Support Documents: In relation to Counterparty: the Guarantee attached hereto in Exhibit A; and in relation to GSI: a guaranty to be dated as of the Exchange Business Day immediately following the Trade Date by The Goldman Sachs Group, Inc. (“Goldman Group”) in favor of Counterparty. For the avoidance of doubt, the Credit Support Annex is a Credit Support Document hereunder.

(b) Credit Support Provider. With respect to Counterparty: Guarantor; and with respect to GSI: Goldman Group.

14. Indemnification. Counterparty and Guarantor agree jointly and severally to indemnify and hold harmless GSI, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (GSI and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to (1) any breach of any covenant or representation made by Counterparty and Guarantor in this Master Confirmation, the Supplemental Confirmation or the Agreement or (2) the execution or delivery of this Master Confirmation and the Supplemental Confirmation, the performance by the parties hereto of their respective obligations under the Transaction, the consummation of the transactions contemplated hereby but, in the case of this clause (2), only to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are in connection with or relate to events that have occurred during the six month period that follows the Trade Date of any Transaction, and, in each case, will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Counterparty and Guarantor will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from GSI’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty and/or Guarantor shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty and/or Guarantor will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty and Guarantor) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty and/or Guarantor. Each of Counterparty and Guarantor also agrees that no Indemnified Party shall have any liability to Counterparty or Guarantor, as applicable, or any person asserting claims on behalf of or in right of Counterparty or Guarantor, as applicable, in connection with or as a result of any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty and/or Guarantor, as applicable, result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 14 shall survive the completion of any Transaction contemplated by this Master Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation shall inure to the benefit of any permitted assignee of GSI.

15. Additional Definitions. For the purposes of this Master Confirmation the following definitions will apply:

“Depository” means, in relation to the Shares, the Issuer of the Shares or any successor issuer of the Shares from time to time.

“Deposit Agreement” means, in relation to the Shares, the agreements or other instruments constituting the Shares, as from time to time amended or supplemented in accordance with their terms.

“DR Amendment” means, where specified as applicable to a definition or provision, that the following changes shall be made to such definition or provision: (a) all references to “Shares” shall be deleted and replaced with the words “Shares and/or the Underlying Shares”; and (b) all references to “Issuer” shall be deleted and replaced with the words “Issuer or Underlying Shares Issuer, as appropriate”.

“Replacement DRs” means depository receipts other than the Shares over the same Underlying Shares.

“Underlying Shares” means the shares or other securities which are the subject of the Deposit Agreement.

“Underlying Shares Issuer” means the issuer of the Underlying Shares.

16. Amendments to Equity Definitions. The following amendments shall be made to the Equity Definitions:

a. The definition of Potential Adjustment Event in Section 11.2(e) of the Equity Definitions shall be amended as follows:

i. the DR Amendment shall be applicable, provided that an event under Section 11.2(e)(i) to (vii) of the Equity Definitions in respect of the Underlying Shares shall not constitute a Potential Adjustment Event unless, in the opinion of the Calculation Agent, such event has a diluting or concentrative effect on the theoretical value of the Shares; and

ii. (A) ‘or’ shall be deleted where it appears at the end of (vi);

    (B) ‘.’ shall be deleted where it appears at the end of (vii) and replaced with ‘; or’; and

   (C) the following shall be inserted as provision (viii): “(viii) the making of any amendment or supplement to the terms of the Deposit Agreement”.

b. In making any adjustment following any Potential Adjustment Event, the Calculation Agent may, but is not required to, have reference to (amongst other factors) any adjustment made by the Depository under the Deposit Agreement. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, it shall notify the parties that the relevant consequence shall be the termination of the relevant Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.

c. If a Potential Adjustment Event occurs under Section 11.2(e)(viii) of the Equity Definitions (as amended by this confirmation), then the following amendments shall be deemed to be made to Section 11.2(c) in respect of such Potential Adjustment Event:

i. the words “the Calculation Agent will determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the relevant Shares” shall be deleted and replaced with the words “the Calculation Agent will determine whether such Potential Adjustment Event has an economic effect on such Transaction”; and

ii. the words “as the Calculation Agent determines appropriate to account for that diluting or concentrative effect” shall be deleted and replaced with the words “as the Calculation Agent determines appropriate to account for such economic effect on such Transaction”.

d. The definitions of “Merger Event”, “Tender Offer”, “Share-for-Share”, “Share-for-Other” and “Share-for-Combined” in Section 12.1 of the Equity Definitions shall be amended in accordance with the DR Amendment.

e. Following the declaration by the Underlying Shares Issuer of the terms of any Merger Event or Tender Offer in relation to the Underlying Shares, the Calculation Agent may, but is not required to, in determining any adjustment pursuant to Modified Calculation Adjustment, have reference to (amongst other factors) any adjustment made by the Depository under the Deposit Agreement.

f. The definitions of Nationalization, Insolvency and Delisting in Section 12.6 of the Equity Definitions shall be amended in accordance with the DR Amendment.

g. Notwithstanding anything to the contrary in Section 12.6(a)(iii) of the Equity Definitions, a Delisting shall not occur in respect of the Underlying Shares if the Underlying Shares are immediately re-listed, re-traded or re-quoted on BOVESPA or another exchange or quotation system approved by GSI, which approval shall not be unreasonably withheld or denied, regardless of the location of such exchange or quotation system (it being understood, for the avoidance of doubt, that this paragraph shall not affect any Delisting in respect of the Shares).

h. The consequence of a Nationalization or Insolvency in respect of the Depository shall be Cancellation and Payment.

i. If a Delisting of the Shares occurs or the Depository announces that the Deposit Agreement is (or will be) terminated, then:

i. Cancellation and Payment will apply as provided in this Master Confirmation; provided that the Calculation Agent may determine that a replacement of the Shares with Replacement DRs or the Underlying Shares should take place and that one or more terms of the Transaction should be amended to preserve the fair value of the Transaction to GSI and if the Calculation Agent so determines, then Cancellation and Payment shall not apply in respect of such Delisting or termination of the Deposit Agreement, as applicable, and references to Shares herein shall be replaced by references to such Replacement DRs or the Underlying Shares, as applicable, with such amendments as shall be determined by the Calculation Agent; and

ii. where Cancellation and Payment applies under (i)(i) above in respect of a termination of the Deposit Agreement, the Equity Definitions shall be interpreted as follows: (i) such termination shall be deemed to be an “Extraordinary Event”; (ii) Cancellation and Payment shall apply as defined in Section 12.6(c)(ii) of the Equity Definitions; and (iii) the definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions shall include the following additional clause (vii) at the end of the first sentence thereof: “(vii) in the case of a termination of the Deposit Agreement, the date of the first public announcement by the Depository that the Deposit Agreement is (or will be) terminated”.

j. The definitions of “Hedging Disruption” and “Increased Cost of Hedging” in the 2002 Definitions shall each be amended as follows:

i. the words “any transaction(s) or asset(s) it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the relevant Transaction” shall be deleted and replaced with the words “any Share(s), any transaction(s) referencing any Share(s), or any transaction(s) or asset(s) that, in each case, it deems necessary to hedge the equity price risk and/or foreign exchange risk of entering into and performing its obligations with respect to the relevant Transaction”; and

ii. the words “any such transaction(s) or asset(s)” shall be deleted and replaced with the words “any such Share(s) or transaction(s) or asset(s).”

k. If Cancellation and Payment applies under Section 16(h) or Section 16(i)(i) of this Master Confirmation in respect of a Transaction, then the Determining Party shall be GSI.

l. The definition of “Insolvency Filing” in Section 12.9(a)(iv) of the 2002 Definitions shall be amended in accordance with the DR Amendment.

m. For the avoidance of doubt, where a provision is amended by this Section 16 in accordance with the DR Amendment, if the event described in such provision occurs in respect of the Underlying Shares or the Underlying Shares Issuer, then the consequence of such event shall be interpreted consistently with the DR Amendment and such event.

n. The definition of “New Shares” in Section 12.1(i) of the 2002 Definitions shall be amended by adding at the end of subsection (i) of Section 12.1(i) of the 2002 Definitions “or, solely in the case of Underlying Shares, BOVESPA or another exchange or quotation system approved by GSI”.

17. ISDA Form Elections.

With respect to the Agreement, Counterparty and GSI agree to make the following elections and amendments:

(a) “Specified Entity” means

i. in relation to GSI, Goldman, Sachs & Co., Goldman Sachs Capital Markets, L.P., J. Aron & Company, Goldman Sachs Japan Co., Ltd., Goldman Sachs International Bank, Goldman Sachs (Asia) Finance, Goldman Sachs Financial Markets, L.P., Goldman Sachs Paris Inc. et Cie, Goldman Sachs Mitsui Marine Derivative Products, L.P., Goldman, Sachs & Co. oHG and J. Aron & Company (Singapore) Pte. for the purpose of Section 5(a)(v), and Specified Entity shall not apply for purposes of Sections 5(a)(vi), 5(a)(vii) and 5(b)(iv) of the Agreement; and

ii. in relation to Counterparty, Guarantor and any Affiliate of Counterparty that is directly or indirectly controlled by Guarantor, and Specified Entity shall apply for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv) of the Agreement.

(b) The parties agree to add a new clause (ix) to Section 5(a) of the Agreement to read as follows:

(ix) Adequate Assurance. A party (“X”) fails to provide adequate assurance of its ability to perform all of its outstanding obligations hereunder to the other party (“Y”) on or before 48 hours after a request for such assurance is made by Y when Y has reasonable grounds for insecurity.

(c) “Specified Transaction”. The definition of “Specified Transaction” in Section 14 of the Agreement is hereby amended by inserting “(i)” before the word “which” in the fourth line thereof; and by deleting the words “or any other similar transaction (including any option with respect to any of these transactions),” in the eighth line thereof and replacing such phrase with “, swap option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell back transaction, securities lending transaction, prime brokerage margin or other cash loan, short sale, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above or any combination thereof that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made,”.

(d) The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to GSI and will apply to Counterparty; provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement; and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”

(e) “Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

(f) The “Automatic Early Termination” provisions of Section 6(a) of the Agreement will not apply to GSI or Counterparty.

(g) The parties agree to amend the following subsections of Section 5(a) of the Agreement as follows:

(i) clause (ii): in the fifth line of this clause, delete the word “thirtieth” and insert the word “tenth;” and

(ii) clause (vii): in the twelfth and twentieth lines of this clause, delete the words “30 days” and insert the words “20 days”.

 18. Internal Reorganization. The Guarantor shall make adequate provisions for the New Issuer to assume the obligations of the Underlying Share Issuer and/or execute or furnish such certificates or other documentation as GSI may commercially reasonably require so that GSI may establish to its reasonable satisfaction that (i) the conditions set forth in Section 3(a)(i) through (v) of the Agreement shall be true of the New Issuer and the assumed obligations and (ii) the conditions set forth in the definition of “Internal Reorganization” shall be true as of the effective date of the Internal Reorganization. If Guarantor fails to make such adequate provisions and/or execute such documentation on or prior to the closing of the Internal Reorganization, such failure will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions as the Affected Transactions.

19. Lock Up. Counterparty and Guarantor agree that, during each Averaging Period, Counterparty, Guarantor and any of its affiliates or agents will not (1) offer, pledge, sell, contract to sell, sell any call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

20. Governing Law and Jurisdiction. Unless otherwise provided in the Agreement, this Master Confirmation, each Supplemental Confirmation and each Trade Notification will be governed by and construed in accordance with the English law. Unless otherwise provided in the Agreement, this Master Confirmation is also subject to, and incorporates, the jurisdiction provisions contained in Section 13(b) of the ISDA Agreement.

21. Offices.

The Office of GSI for each Transaction is: Peterborough Court, 133 Fleet Street, London EC4A 2BB.

The Office of Counterparty for each Transaction is: Avenida Zarco, number two, second floor Parish of Sé, Municipality of Funchal Madeira, Portugal.

22. Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

Counterparty and Guarantor hereby agree (i) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (ii) to confirm that the foregoing (in the exact form provided by GSI) correctly sets forth the terms of the agreement between GSI, Counterparty and Guarantor with respect to this Transaction, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,

GOLDMAN SACHS INTERNATIONAL

By: ________________________________________________________________________
Authorized Signatory

Agreed and Accepted By:

CSN MADEIRA LDA.

By:

Name:
Title:

By:

Name:
Title:

COMPANHIA SIDERÚRGICA NACIONAL

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE A

SUPPLEMENTAL CONFIRMATION1

To: CSN Madeira Lda.
A/C: 006946198 - CSN Madeira Lda.
From: Goldman Sachs International
Re: Share Swap Transaction
Ref. No: SDB1627626637
Date: July 11, 2008

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into among Goldman Sachs International (“GSI”) and CSN Madeira Lda. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GSI, Counterparty and Guarantor as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of July 11, 2008 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]
Number of Shares:	[ ]
Averaging Period Start Date:	[ ]

3. Companhia Siderúrgica Nacional represents and warrants to GSI that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made or will make any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs. For the avoidance of doubt, purchases of the common shares of the Guarantor underlying the Shares effected on BOVESPA in compliance with applicable laws and regulations, including but not limited to regulations issued by the Brazilian Securities Commission, shall not be considered to have been made pursuant to such proviso.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

1 There will be a separate Supplemental Confirmation and Trade Notification for each Transaction

A-1

Counterparty and Guarantor hereby agree (i) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (ii) to confirm that the foregoing (in the exact form provided by GSI) correctly sets forth the terms of the agreement between GSI, Counterparty and Guarantor with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,

GOLDMAN SACHS INTERNATIONAL

By: ________________________________________________________________________
Authorized Signatory

Agreed and Accepted By:

CSN MADEIRA LDA.

By:

Name:
Title:

By:

Name:
Title:

COMPANHIA SIDERÚRGICA NACIONAL

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE B

TRADE NOTIFICATION

To: CSN Madeira Lda.
A/C: 006946198 - CSN Madeira Lda.
From: Goldman Sachs International
Re: Share Swap Transaction
Ref. No: SDB1627626637
Date: [ ], 2008

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman Sachs International (“GSI”) and CSN Madeira Lda. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of July 11, 2008 Ref. No: SDB1627626637 (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of July 11, 2008 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.

Hedge Period Reference Price:	USD[ ]
Equity Notional Amount:	USD[ ]

Yours sincerely,
GOLDMAN SACHS INTERNATIONAL
By:________________________________
Authorized Signatory

B-1

EXHIBIT A

GUARANTEE
of
COMPANHIA SIDERÚRGICA NACIONAL

To: Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB

July 11, 2008

In consideration of the value received by Companhia Siderúrgica Nacional (the “Guarantor”), a corporation duly organized under the laws of the Federative Republic of Brazil, hereby unconditionally guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of CSN Madeira Lda., a subsidiary of the Guarantor and a company duly organized under the laws of Portugal (“CSN”) to Goldman Sachs International, a company organized under the laws of England and Wales (the “Counterparty”) arising in connection with each Transaction under, and as defined in the Master Confirmation for the Share Swap Transactions dated as of the date hereof between CSN and Counterparty, each Supplemental Confirmation and each Trade Notification thereunder and as defined and the Agreement as defined therein (collectively, the “Agreement”) between CSN and Counterparty (the “Obligations”). This Guaranty is one of payment and not of collection.

The Guarantor hereby waives notice of acceptance of this Guaranty and notice of the Obligations, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, suit, or the taking of other action by the Counterparty against CSN, the Guarantor or others. To the extent not covered by the preceding sentence, the Guarantor hereby unconditionally and irrevocably waives any and all rights it may have under Articles 821, 827, 828, 834, 835 and 837 to 839 of the Brazilian Civil Code, and Article 595 of the Brazilian Code of Civil Procedure. In the event the Guarantor is not allowed to remit the amount due by Counterparty to GSI, the Guarantor hereby undertakes to effect the payment in Brazil according to the instructions to be sent by GSI to the Guarantor in which it will be indicated the name of the payee in Brazil.

Guarantor irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), (i) all immunity on the grounds of sovereignty or other similar grounds from (a) suit, (b) jurisdiction of any court, (c) relief by way of injunction, order for specific performance or for recovery of property, (d) attachment of its assets (whether before or after judgement), (e) execution or enforcement of any judgement to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any proceedings and (ii) any defense to performance based on: (a) any lack or alleged lack of authority or capacity of the Counterparty to enter into the Transaction, (b) any actual or alleged unenforceability, illegality, impossibility or invalidity with respect to the Transaction, (c) the failure of the Counterparty to make any payment as a result of compliance with any applicable law, order, regulation, decree or notice, however described, or the promulgation of, or any change in, the interpretation by any court, tribunal, regulatory authority or similar administrative or judicial body with competent or apparent jurisdiction of any applicable law, order, regulation, decree or notice, however described, or (d) the formal or informal imposition of or any change in any exchange controls, capital restrictions or any other similar restrictions imposed by any monetary or other authority.

The Counterparty may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (1) agree with CSN to make any change in the terms of the Obligations; (2) take or fail to take any action of any kind in respect of any security for the Obligations; (3) exercise or refrain from exercising any rights against CSN or others in respect of the Obligations; or (4) compromise or subordinate the Obligations, including any security therefor. Any other suretyship defenses are hereby waived by the Guarantor.

EA-1

Guarantor will indemnify Counterparty and hold it harmless from and against any loss incurred, including but not limited to, any adverse change in the U.S. dollar rate of exchange between the date any obligation or liability of CSN or Guarantor to Counterparty in any foreign currency becomes due and the date of payment. To the extent Guarantor is not legally permitted to pay its obligations hereunder in U.S. Dollars and, therefore, makes payment in Brazilian Reais, the amount of Reais payable shall be determined by reference to the U.S. Dollar/Brazilian Real exchange rate available to Counterparty for purposes of converting Brazilian Reais to U.S. Dollars on the date of such conversion within a CC-5 Account. Subject to the foregoing, for purposes of determining the value of any obligation or liability of the Company or Guarantor to Counterparty hereunder or any loss incurred by Counterparty hereunder payable other than in U.S. dollars, such value shall be based upon a rate of exchange otherwise available to Counterparty, including the BRL PTAX-Commercial rate reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800, Option 5, as of the date such obligation, liability or other loss becomes due to Counterparty.

The Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations, or interest thereon is rescinded or must otherwise be restored or returned by the Counterparty due to bankruptcy or insolvency laws or otherwise.

All sums payable by the Guarantor hereunder shall be made in freely transferable cleared, and immediately available funds without any set-off, deduction or withholding unless such set-off, deduction or withholding is required by an applicable law, judicial or administration decision, or practice of any relevant governmental authority, or by any combination thereof. If the Guarantor is so required to set-off, deduct or withhold then the Guarantor shall pay to Counterparty, in addition to the payment to which Counterparty is otherwise entitled, such additional amount as is necessary to ensure that the net amount actually received by Counterparty (free and clear of any set-off, deduction or withholding) will equal the full amount which Counterparty would have received had no such set-off, deduction or withholding been required. If Counterparty should receive or be granted a credit against or remission for such taxes, assessments or governmental charges it will, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to the Guarantor such amount as it has concluded to be allocable to the relevant tax, assessment or governmental charge and any such reimbursement shall be conclusive evidence of the amount due to the Guarantor.

For purposes of Article 9 of Brazilian law No. 4657 dated September 4, 1942, Counterparty hereby represents that it is the proponent of this guarantee and that it has requested that Guarantor execute and deliver this guarantee as a condition to Counterparty entering into the Agreement with CSN. Guarantor represents that this guarantee was proposed by Counterparty and that Guarantor is executing this guarantee at Counterparty’s request. Guarantor further represents: (1) that its execution, delivery and performance of this guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law or regulation or other agreement binding on it or its assets; (2) all consents, authorizations, approvals, clearances and notifications, reports and registrations requisite for its due execution, delivery and performance of this guarantee have been obtained from or, as the case may be, filed with the relevant government authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and (3) this guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor’s rights or by general equity principals.

The Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without the prior written consent of the Counterparty, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of the Guarantor’s rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the Guarantor’s assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

The Guarantor shall make adequate provisions for the New Issuer, as defined in the Master Confirmation, to assume the obligations of the Underlying Share Issuer, as defined in the Master Confirmation, and/or execute or furnish such certificates or other documentation as Counterparty may commercially reasonably require so that Counterparty may establish to its reasonable satisfaction that (i) the conditions set forth in Section 3(a)(i) through (v) of the Agreement shall be true of the New Issuer and the assumed obligations and (ii) the conditions set forth in the definition of “Internal Reorganization” in the Master Confirmation shall be true as of the effective date of the Internal Reorganization, as defined in the Master Confirmation.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ENGLISH LAW WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY, THE GUARANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE ENGLISH COURTS.

Guarantor irrevocably appoints C.T. Corporation System, 111 Eighth Avenue, New York, New York 10011 for it and on its behalf, as agent for service of process in any suit, action or proceedings relating to this guaranty. If for any reason, C.T. Corporation System is unable to act as Guarantor’s agent for service of process, Guarantor will notify Counterparty and Guarantor will appoint a substitute process agent acceptable to Counterparty.

     IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

COMPANHIA SIDERÚRGICA NACIONAL	Witness:

By: ______________________________________________________________	By: ______________________________________________________________
(Authorized Signatory)
Name:	Name:
Title:	Date:
Date:

COMPANHIA SIDERÚRGICA NACIONAL	Witness:

By: ______________________________________________________________	By: ______________________________________________________________
(Authorized Signatory)
Name:	Name:
Title:	Date:
Date:

GOLDMAN SACHS INTERNATIONAL

By: ______________________________________________________________
Name:
Title:
Date:

EXHIBIT B

Paragraph 11. Elections and Variables

(a) Base Currency and Eligible Currency.

(i) “Base Currency” means United States Dollars.

(ii) “Eligible Currency” means the Base Currency.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 2(a).
(B) “Return Amount” has the meaning specified in Paragraph 2(b).
(C) “Credit Support Amount” has the meaning specified in Paragraph 10.

(ii) Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for the party specified:

		GSI	Counterparty	Valuation Percentage
(A)	cash in Eligible Currency	Yes	Yes	100%
(B)	negotiable debt obligations issued by the Government of the United States having a residual maturity of not more than one year	Yes	Yes	99.5%
(C)	negotiable debt obligations issued by the Government of the United States having a residual maturity of more than one year but not more than 10 years	Yes	Yes	99.0%
(D)	negotiable debt obligations issued by the Government of the United States having a residual maturity of more than 10 years	Yes	Yes	99.0%
(E)	Any other type of collateral as the Parties may from time to time agree in writing to be Eligible Credit Support	Yes	Yes	the percentage specified by the Parties as applying to such Eligible Credit Support

(iii) Thresholds.

(A) “Independent Amount” means with respect to GSI: None.

“Independent Amount” shall mean, with respect to Counterparty and each Transaction, (i) on any day from the Trade Date for such Transaction to the end of the Hedge Period for such Transaction, the Initial Independent Amount for such day, and (ii) after the end of the Hedge Period for such Transaction, 32.5% of the product of the Hedge Period Reference Price for such Transaction and the Number of Shares for such Transaction (the amount determined pursuant to this clause (ii), the “Regular Independent Amount”);

EB-1

provided that the Independent Amount shall be automatically increased by the amount of the Trigger Collateral if upon the occurrence of a Price Trigger Event or a Ratings Decline Event, as applicable, GSI requests a transfer by Counterparty of the Trigger Collateral; provided further that if Counterparty fails to transfer the Trigger Collateral as provided opposite the caption “Additional Termination Event(s)”, then such failure shall not constitute an Event of Default but shall constitute an Additional Termination Event.

The “Initial Independent Amount” means:

	As of and following:	Initial Independent Amount:

(i)	[*], New York Time, on [*], 2008	The product of (w) [*]%, (x) the Closing Price on [*], 2008, (y)the Number of Shares, and (z) [*] divided by [*].

(ii)	[*], New York Time, on [*], 2008	The sum of (A) the Initial Independent Amount calculated pursuant to clause (i) and (B) the product of (w) [*]%, (x) the Closing Price on [*], 2008, (y) the Number of Shares, and (z) [*] divided by [*].

(iii)	[*], New York Time, on [*], 2008	The sum of (A) the Initial Independent Amount calculated pursuant to clause (ii) and (B) the product of (w) [*]%, (x) the Closing Price on [*], 2008, (y) the Number of Shares, and (z) [*] divided by [*].

(iv)	[*], New York Time, on [*], 2008	The sum of (A) the Initial Independent Amount calculated pursuant to clause (iii) and (B) the product of (w) [*]%, (x) the Closing Price on [*], 2008, (y) the Number of Shares, and (z) [*] divided by [*].

(v)	[*], New York Time, on [*], 2008	The sum of (A) the Initial Independent Amount calculated pursuant to clause (iv) and (B) the product of (w) [*]%, (x) the Closing Price on [*], 2008, (y) the Number of Shares, and (z) [*] divided by [*].

(vi)	[*], New York Time, on [*], 2008	The sum of (A) the Initial Independent Amount calculated pursuant to clause (v) and (B) the product of (w) [*]%, (x) the Closing Price on [*], 2008, (y) the Number of Shares, and (z) [*] divided by [*].

(vii)	[*], New York Time, on [*], 2008	The sum of (A) the Initial Independent Amount calculated pursuant to clause (vi) and (B) the product of (w) [*]%, (x) the Closing Price on [*], 2008, (y) the Number of Shares, and (z) [*] divided by [*].

For purposes of this definition of “Initial Independent Amount,” the “Closing Price” on any date means the closing price per Share on the Exchange (as determined by the Calculation Agent based on the closing price per Share for the regular trading session (including any extensions thereof) of the Exchange on such date, without regard to pre-open or after hours trading outside of such regular trading session, as published by Bloomberg at 4:15 p.m. New York City time (or 15 minutes following the end of any extension of the regular trading session) on such date, on Bloomberg page “SID.N <Equity> HP” (or any successor thereto), or if such price is not so reported on such date for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, such price shall be as reasonably determined by the Calculation Agent. The Closing Price on any day that is not an Exchange Business Day will be deemed to be the Closing Price on the immediately preceding Exchange Business Day.

For each Transaction the Initial Independent Amount shall be posted no later than the dates and times specified in clauses (i) through (vii) above.

(B) “Threshold” means with respect to GSI, infinity and, with respect to Counterparty: zero.

(C) “Minimum Transfer Amount” means with respect to GSI and Counterparty, 5.0% of the sum of the Equity Notional Amounts for all Transactions; provided, however, that for any Transaction the Minimum Transfer Amount with respect to Counterparty shall be zero if an Event of Default has occurred and is continuing with respect to a party; provided, further, that notwithstanding the foregoing (x) if the Initial Independent Amount is larger than the Regular Independent Amount GSI shall transfer to Counterparty for each Transaction at the end of the Hedge Period for such Transaction the amount equal to the difference between the Initial Independent Amount and the Regular Independent Amount, (y) if the Initial Regular Amount is larger than the Initial Independent Amount, Counterparty shall transfer to GSI for each Transaction at the end of the Hedge Period for such Transaction the amount equal to the difference between the Regular Independent Amount and the Initial Independent Amount and (z) with respect to any transfer of Initial Independent Amount on the dates specified in the definition thereof , the Minimum Transfer Amount shall be zero. For each Transaction the amount determined in accordance with clause (x) or clause (y) above, as applicable, shall be transferred by GSI to Counterparty or by Counterparty to GSI, as applicable, no later than by 5:00 p.m. New York City time on the Exchange Business Day immediately following the final Exchange Business Day of the Hedge Period for such Transaction.

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of USD200,000.

(c) Valuation and Timing.

(i) “Valuation Agent” means GSI.

(ii) “Valuation Date” means each day, provided, however, that a Valuation Date shall be a Local Business Day for both parties.

(iii) “Valuation Time” means the close of business in the place of location of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided, however, that the calculations of Value and Exposure will, as far as practicable, be made as of approximately the same time on the same date.

(iv) “Notification Time” means no later than midnight., London time, on a Local Business Day; provided, however, that the Valuation Agent will only give notice of its calculations to a party upon request by such party.

(d) Exchange.

(i) “Exchange Date” has the meaning specified in Paragraph 3(c)(ii).

(ii) Withholding of Consent. The words “,which consent will not be unreasonably withheld or delayed,” are inserted at the end of the first line of Paragraph 3(c)(ii).

(e) Dispute Resolution.

(i) “Resolution Time” means 3:00pm., London time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 4.

(ii) Value. For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

(A) The Value of cash will be the face amount thereof.

(B) With respect to securities, the sum of (1) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such securities chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker on such date, the mean of such high bid and low asked prices as of the day, next preceding such date, on which such quotations were available, plus (2) the accrued interest on such securities (except to the extent transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (1) of this clause (B)) as of such date, multiplied by the applicable Valuation Percentage.

(iii) Alternative. The provisions of Paragraph 4 will apply.

(f) Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate” in relation to each Eligible Currency specified below will be:

Eligible Currency	Interest Rate
USD	Fed Funds Effective

(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made on the first Local Business Day of each calendar month.

(iii) Alternative to Interest Amount. The provisions of Paragraph 5(c) (ii) will apply.

(g) Addresses for Transfers.

GSI: To be specified by GSI in writing.

Counterparty: To be specified by Counterparty in writing.

(h) Demands and Notices

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

With respect to GSI:	Cross Product Collateral Management
Goldman Sachs International
Peterborough Court
133 Fleet Street
London

EC4A 2BB
Tel: +44 207 552 0080
Fax: +44 207 552 7323
Email: gsi-cpcm@gs.com

With respect to Counterparty:	CSN Madeira Lda.
Avenida Zarco, number two, second floor
Parish of Sé, Municipality of Funchal, Madeira, Portugal

With a copy to:	Companhia Siderúrgica Nacional
c/o Chief Financial Officer
Av. Brig. Faria Lima, 3400 - 19º andar
CEP 04538-132

With a copy to:	Companhia Siderúrgica Nacional
c/o Legal Department
Av. Brig. Faria Lima, 3400 - 19º andar
CEP 04538-132

(i) Other Provisions.

GSI shall only be a Transferee hereunder and not a Transferor and shall be under no obligation to Transfer Collateral hereunder.

Valuation Percentage on Early Termination

The definition of Valuation Percentage in Paragraph 10 of this Annex is amended by adding the words “, provided, however, that for the purposes of calculating Value on a Valuation Date that is also an Early Termination Date, the Valuation Percentage shall be 100%” at the end thereof.

Final Returns

When no amounts are or may become payable by the Transferor with respect to any obligations under the Agreement (except for any potential liability under Section 2(d) of the Agreement), the Transferee will transfer, upon request, to the Transferor Equivalent Credit Support having a Value as close as practicable to the Credit Support Balance with respect to the Transferor and the Interest Amount, if any. For this purpose, the Valuation Percentage for any item of the Credit Support Balance shall be 100%.

Ineligible Credit Support

If at any time any Eligible Credit Support which has been transferred pursuant to Paragraph 2(a) ceases to qualify as Eligible Credit Support (“Ineligible Credit Support”), the Transferee shall, upon demand by the Transferor, transfer to the Transferor any Ineligible Credit Support forming part of the Transferor's Credit Support Balance. The Transferee's obligation to transfer such Ineligible Credit Support is subject to the condition precedent that there is then no Delivery Amount applicable to the Transferor.

Client Money Rules

Where full title or ownership of money passes to GSI under a financial collateral arrangement, such as that created by the transfer of title provisions in this Annex, for the purposes of securing or otherwise covering present, future, actual or contingent or prospective obligations of Counterparty, such money will not be Client Money within the meaning given to that term in the FSA Handbook.

The effect of this is that such money will not be segregated from the money of GSI and will be used by GSI in the course of its business and Counterparty will rank as a general creditor of GSI.

ANNEX A

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE OF

[ ]

[ ]

     This Solvency Certificate (the “Certificate”) of [ ], a [ ] corporation (the “Company”), is delivered in respect of (i) a share swap transaction evidenced by a master confirmation (including the ISDA Form, the Agreement, the Credit Support Annex and the Definitions incorporated by reference therein, the “Master Confirmation”), dated as of July 11, 2008 between Goldman Sachs International (hereinafter referred to as “GSI”) and CSN Madeira Lda. and (ii) the guaranty (the “Guaranty”), dated as of July 11, 2008 and provided by the Companhia Siderúrgica Nacional in connection with the Master Confirmation. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Master Confirmation.

     We, [ ] and [ ] the duly elected, qualified and acting as [ ] of the Company, DO HEREBY CERTIFY as follows:

     1. We have carefully reviewed (i) the Master Confirmation, (ii) each of the Supplemental Confirmations, (iii) form of Trade Notification and (iv) the Guaranty (collectively, the “Transaction Documents”) and such other documents as we have deemed relevant and the contents of this Certificate and, in connection herewith, have made such investigation, as we have deemed necessary therefor. We further certify that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     2. We have reviewed the balance sheet for the quarter ended as of [ ], attached hereto as Exhibit A (the “Balance Sheet”). We are familiar with the financial performance and prospects of the Company and hereby confirm that the Balance Sheet was prepared in good faith and fairly presents as of its date the Company’s consolidated financial condition, based on the information available to the Company at the time so furnished. To the best of our knowledge, upon due inquiry, there have been no material changes to the Company’s assets or liabilities since [ ].

     3. As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents including the expected payment contemplated thereunder in an amount not exceeding the Independent Amount, the fair value (as defined herein) and the present fair salable value (as defined herein) of any and all property of the Company is greater than the probable liability on existing debts (as defined herein) of the Company as they become absolute and matured.

     4. As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents including the expected payment contemplated thereunder in an amount not exceeding the Independent Amount, the Company is able to pay its debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature (as defined herein).

     5. The Company does not intend to, nor believes that it will, incur debts that would be beyond its ability to pay as such debts mature.

     6. As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents, the Company is not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged.

     7. The Company does not intend, in consummating the transactions contemplated by the Transaction Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or will become, on or after the date hereof, indebted.

     8. The Company does not intend to apply for judicial reorganization, extra-judicial reorganization, bankruptcy, nor believe that it will, become insolvent, have had filed against itself proceedings of judicial reorganization, extra-judicial reorganization, bankruptcy or any other renegotiation that has potential to affect the creditors’ rights, pursuant to Brazilian Law No. 11,101, of February 9, 2005, except for any frivolous or vexatious bankruptcy or winding up proceeding or any bankruptcy or winding up proceeding that has been discharged, stayed, dismissed or fully bonded.

     9. For purposes of this Certificate, “fair value” means the amount at which the aggregate assets of the Company would change hands between a willing buyer and a willing seller within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both. “Present fair salable value” means the amount that may be realized if the aggregate assets of the Company are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of assets of comparable business enterprises. The term “debt” means any legal liability, including, without limitation, any contingent, subordinated, absolute, fixed, matured or unmatured, disputed or undisputed, secured or unsecured and liquidated or unliquidated liability. Being “able to pay its debts as they become absolute and mature” means that, assuming the transactions contemplated by the Transaction Documents have been consummated as proposed and based only upon the Company’s financial forecasts, the Company would have positive cash flow for the period covered by such forecasts after paying its scheduled anticipated indebtedness and current liabilities, including (and after giving effect to) the scheduled principal payments with respect to the Loans under the Credit Agreement as in effect on the date hereof. Notwithstanding the use of the defined terms “fair value” and “present fair salable value,” the Company has not ascertained the actual prices at which or the terms on which the Company or its operations can currently be sold. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, the Company makes no representation as to whether the aggregate assets of the Company would actually be sold for the amount the Company believes to be their fair value and present fair salable value.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the date set forth above.

By:

Name:
Title:

By:

Name:
Title:

Exhibit A

Balance Sheet dated [ ]

EXECUTION COPY

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED WITH [*] HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.

SUPPLEMENTAL CONFIRMATION

To:	CSN Madeira Lda.
A/C:	006946198 - CSN Madeira Lda.
From:	Goldman Sachs International
Re:	Share Swap Transaction
Ref. No:	SDB1627626637
Date:	July 11, 2008

     The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into among Goldman Sachs International (“GSI”) and CSN Madeira Lda. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GSI, Counterparty and Guarantor as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of July 11, 2008 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	July 11, 2008
Number of Shares:	29,684,400
Averaging Period Start Date:	[*] [*], 2009

3. Companhia Siderúrgica Nacional represents and warrants to GSI that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made or will make any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Signature page follows this page.

     Counterparty and Guarantor hereby agree (i) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (ii) to confirm that the foregoing (in the exact form provided by GSI) correctly sets forth the terms of the agreement between GSI, Counterparty and Guarantor with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,
GOLDMAN SACHS INTERNATIONAL

By: _________________________________________________________________
Authorized Signatory

Agreed and Accepted By:

CSN MADEIRA LDA.

By: _________________________________________________________________
Name:
Title:

By: _________________________________________________________________
Name:
Title:

COMPANHIA SIDERÚRGICA NACIONAL

By: _________________________________________________________________
Name:
Title:

By: _________________________________________________________________
Name:
Title:

Exhibit 10.1.3

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED WITH [*] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Goldman Sachs International | Peterborough Court | 133 Fleet Street | London EC4A 2BB
Tel: 020-7774-1000 | Telex: 887902 | Cable: GOLDSACHS LONDON
Registered in England No. 2263951 | Registered Office As Above
Authorized and Regulated by The Financial Services Authority

TRADE NOTIFICATION

To:	CSN Madeira Lda.
A/C:	006946198 - CSN Madeira Lda.
From:	Goldman Sachs International
Re:	Share Swap Transaction
Ref. No:	SDB1627626637
Date:	[*] [*], 2008

     The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman Sachs International (“GSI”) and CSN Madeira Lda. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.

     This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of July 11, 2008 Ref No.: SDB1627626637 (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of July 11, 2008 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.

Hedge Period Reference Price:	USD 35.3978225

Equity Notional Amount:	USD 1,050,763,122.22

Yours sincerely,
GOLDMAN SACHS INTERNATIONAL

By: /s/ Charles Pearson
Authorized Signatory

Charles Pearson
Executive Director